UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K/A
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 5, 2014 (November 13, 2013)
Date of Report (date of earliest event reported)
_______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of principal executive offices)
(510) 215-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment Filing”) amends and updates the disclosures made in the Current Report on Form 8-K filed by Transcept Pharmaceuticals, Inc. (the “Company”) on November 13, 2013 relating to Item 2.05 of Form 8-K (the “Original Filing”) in which the Company disclosed that it implemented a reduction of the Company's workforce. At that time, the Company was unable to estimate the non-cash charges associated with stock option modifications resulting from the reduction in force.

Item 2.05     Costs Associated with Exit or Disposal Activities.

Severance and benefit continuation charges are approximately $0.7 million. Non-cash charges from stock option modifications are approximately $127,000. The Company recognized such charges in the fourth quarter of 2013.

This Amendment Filing does not reflect events occurring after the filing of the Original Filing, or amend or update the disclosure presented in the Original Filing, except to reflect the disclosures above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: March 5, 2014	By:	/s/ Leone D. Patterson
Name: Leone D. Patterson
Title: Vice President, CFO